MOH Reports First Quarter 2018 Results

April 30, 2018

News Release

Contact:
Ryan Kubota
Investor Relations
562-435-3666, ext. 119057

MOLINA HEALTHCARE ANNOUNCES FIRST QUARTER 2018 RESULTS AND
INCREASES FISCAL YEAR 2018 GUIDANCE

•	Net income increases to $1.64 per diluted share from $1.37 in the first quarter of 2017.

•
First quarter results include a net benefit of $0.38 per diluted share for the net impact of the reconciliation of 2017 Marketplace cost sharing reduction (CSR) subsidies and other items not included in the Company’s preliminary 2018 guidance. First quarter 2017 results had included a benefit of $0.84 per diluted share from the termination fee for a proposed acquisition.

•	Premium revenue decreases 7.0% compared with the first quarter of 2017, as expected with the Company’s repositioning of Marketplace operations.

•	Medical care ratio decreases to 86.1% from 88.4% in the first quarter of 2017.

•	General and administrative expense ratio decreases to 7.6% from 8.9% in the first quarter of 2017.

•	2018 guidance increased by $1.00 per diluted share to a range of $4.00–$4.50 net income per diluted share and $4.24–$4.74 adjusted net income per diluted share.

•
Revised 2018 guidance includes the net benefit of $0.38 per diluted share for items noted above that were not included in the Company’s preliminary 2018 guidance and $0.62 per diluted share in improved performance against the Company’s original internal estimates for the full year of 2018.

Long Beach, California (April 30, 2018) - Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the first quarter of 2018 and provided its revised guidance for fiscal year 2018.
“The financial results that we announced today reflect the progress we are making towards our goal of sustainable margin recovery,” said Joe Zubretsky, President and CEO. “First quarter results of $1.64 net income per diluted share are a significant improvement over 2017 and favorable to our expectations. Whether measured by key operating metrics, product line or health plan geography, we met or exceeded our expectations in most areas.”

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

First Quarter 2018 Highlights

	Three Months Ended March 31,
	2018	2017
	(In millions, except per-share amounts)
Premium revenue	$4,323	$4,648
Operating income	$222	$82
Net income	$107	$77
Net income per diluted share	$1.64	$1.37

Diluted weighted average shares outstanding	65.2	56.2

Operating Statistics:
Medical care ratio (1)	86.1%	88.4%
G&A ratio (2)	7.6%	8.9%
Premium tax ratio (1)	2.3%	2.3%
Effective income tax expense rate	40.3%	41.6%
Net profit margin (2)	2.3%	1.6%
__________________

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.

(2)	G&A ratio represents general and administrative expenses as a percentage of total revenue. Net profit margin represents net income as a percentage of total revenue.
Summary of Significant Items Affecting Comparative First Quarter Financial Results
The table below summarizes the impact of certain items significant to the Company’s financial performance in the periods presented. The individual items presented below increase (decrease) income before income tax expense.

	Three Months Ended March 31,
	2018		2017
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)
	(In millions, except per diluted share amounts)
Reimbursement of Marketplace CSR subsidies, for 2017 dates of service	$70	$0.83	$—	$—
Restructuring costs	(25)	(0.30)	—	—
Loss on debt extinguishment	(10)	(0.15)	—	—
Fee received for terminated acquisition	—	—	75	0.84
	$35	$0.38	$75	$0.84
________________________

(1)
Except for certain items that are not deductible for tax purposes, per diluted share amounts are generally calculated at statutory income tax rates of 22% and 37% for the first quarters of 2018 and 2017, respectively.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

First Quarter of 2018 Compared With First Quarter of 2017
Net income for the first quarter of 2018 was $107 million, compared with net income of $77 million for the first quarter of 2017. Net income per diluted share was $1.64 for the first quarter of 2018 compared with $1.37 reported for the first quarter of 2017. Improved performance in the first quarter of 2018 resulted from improved medical and administrative cost efficiency.
Net income for the first quarter of 2018 included a net benefit of $35 million ($0.38 per diluted share) for items not included in the Company’s preliminary 2018 guidance. Net income for the first quarter of 2017 included a benefit of $75 million ($0.84 per diluted share) for the receipt of an acquisition termination fee.
Premium revenue decreased approximately 7% when compared with the first quarter of 2017. Lower premium revenue was driven by a decrease in Marketplace membership of over 50%, partially offset by Marketplace premium rate increases. As previously disclosed, the Company has increased premium rates and reduced its Marketplace presence effective January 1, 2018, as part of its overall program to improve profitability.
Overall, the medical care ratio decreased to 86.1%, from 88.4% in the first quarter of 2017. Excluding the benefit of the 2017 CSR reimbursement, the consolidated medical care ratio was 87.7% in the first quarter of 2018.

•
The medical care ratio for the Medicaid and Medicare programs combined decreased to 90.0%, from 91.0% in the first quarter of 2017. Improved performance at the Florida, Illinois, Ohio and South Carolina health plans, partially offset by a decline in performance at the Washington health plan, drove the decrease in the consolidated medical care ratio for Medicaid and Medicare combined. The 2017 CSR reimbursement had no impact on the medical care ratio for the Company’s Medicaid and Medicare programs.

•
The medical care ratio for the Company’s Marketplace operations was 50.6% for the first quarter of 2018. Excluding the impact of the 2017 Marketplace CSR adjustment noted below, the medical care ratio for Marketplace operations decreased to approximately 67%, from 75% in the first quarter of 2017. Improved profitability in Marketplace operations is primarily the result of premium increases implemented effective January 1, 2018.

The general and administrative (G&A) expense ratio decreased to 7.6%, from 8.9% in the first quarter of 2017. Excluding the impact of Marketplace broker commissions and exchange fees in both periods, the G&A ratio decreased to 6.8%, from 7.5% in the first quarter of 2017.
The Company recognized a benefit of approximately $70 million ($0.83 per diluted share) in reduced medical expense related to 2017 dates of service as a result of the federal government’s confirmation that the reconciliation of 2017 Marketplace CSR subsidies would be performed on an annual basis. In the fourth quarter of 2017, the Company had assumed a nine-month reconciliation of this item pending confirmation of the time period to which the 2017 reconciliation would be applied.
Approximately $25 million ($0.30 per diluted share) of restructuring costs were recognized in the first quarter, primarily relating to the write-off of prepaid and other assets in connection with the continuing re-design of core processes.
Approximately $10 million ($0.15 per diluted share) loss on debt extinguishment was recognized in the first quarter in connection with the issuance of 1.8 million common shares in exchange for $97 million principal amount of the Company’s 1.625% convertible senior notes.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

2018 Revised Guidance
The following table summarizes 2018 Revised Guidance (1):

	Revised	Preliminary
Premium revenue	~ $17.4B	~ $17.5B
Service revenue	~ $525M	~ $525M
Premium tax revenue	~ $425M	~ $410M
Health insurer fees reimbursed	~ $280M	~ $295M
Investment income and other revenue	~ $110M	~ $85M
Total revenue	~ $18.7B	~ $18.8B
Medical care costs	~$15.4B	~$15.6B
Medical care ratio (2)	88% - 89%	~ 89%
Cost of service revenue	~ $480M	~ $480M
General and administrative expenses	~ $1.4B	~ $1.4B
G&A ratio (3)	~ 7.4%	~ 7.3%
Premium tax expenses	~$425M	~$410M
Health insurer fees	~ $300M	~ $310M
Depreciation and amortization	~ $115M	~ $115M
Restructuring and separation costs	~ $25M	—
Interest expense and other income, net	~ $135M	~ $125M
Income before income taxes	$450M - $495M	$355M - $400M
Net income	$272M - $306M	$202M - $236M
EBITDA (4)	$724M - $768M	$632M - $676M
Effective tax rate	38% - 40%	41% - 43%
Net profit margin (3)	1.5% - 1.6%	1.1% - 1.3%
Diluted weighted average shares	~ 68.0M	~ 67.3M
Net income per share	$4.00 - $4.50	$3.00 - $3.50
Adjusted net income per share (4)	$4.24 - $4.74	$3.23 - $3.73
End-of-year Marketplace membership	356,000	303,000
End-of-year Non-Marketplace membership	3,674,000	3,738,000
__________________

(1)
All amounts are estimates; actual results may differ materially. See the Company’s risk factors as discussed in its 2017 Form 10-K and other filings and the statements below in this press release after the heading “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.”

(2)	Medical care ratio represents medical care costs as a percentage of premium revenue.

(3)	G&A ratio represents general and administrative expenses as a percentage of total revenue. Net profit margin represents net income as a percentage of total revenue.

(4)	See reconciliation of non-GAAP financial measures at the end of this release.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s first quarter 2018 results at 8:30 a.m. Eastern time on Monday, April 30, 2018. The number to call for the interactive teleconference is (877) 270-2148 and entering confirmation number 7249375. A telephonic replay of the conference call will be available through Friday, May 4, 2018, by dialing (877) 344-7529 and entering confirmation number 10118429. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.1 million members as of March 31, 2018. For more information about Molina Healthcare, please visit molinahealthcare.com.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s 2018 revised guidance, as well as its plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of the Company’s profit improvement and maintenance initiatives, including the timing and amounts of the benefits realized, and administrative savings achieved;

•	the numerous political and market-based uncertainties associated with the Affordable Care Act (the “ACA”) or “Obamacare;”

•
the market dynamics surrounding the ACA Marketplaces, including but not limited to uncertainties associated with risk transfer requirements, the potential for disproportionate enrollment of higher acuity members, the discontinuation of premium tax credits, and the adequacy of agreed rates;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts payable or receivable related to Marketplace risk adjustment/risk transfer;

•	effective management of the Company’s medical costs;

•	the Company’s ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

•	the full reimbursement of the ACA health insurer fee, or HIF;

•	the success of the Company’s efforts to retain existing government contracts, including those in Florida, New Mexico, Puerto Rico, Texas, and Washington, including the success of any protest filings;

•
the Company’s ability to manage its operations, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of its care management initiatives;

•	the Company’s ability to consummate and realize benefits from acquisitions or divestitures;

•
the Company’s receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	the Company’s ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions and requirements;

•
the Company’s estimates of amounts owed for such cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit-sharing arrangements, and risk adjustment provisions;

•
the Medicaid expansion cost corridors in California, New Mexico, and Washington, and any other retroactive adjustment to revenue where methodologies and procedures are subject to interpretation or dependent upon information about the health status of participants other than Molina members;

•
the interpretation and implementation of at-risk premium rules and state contract performance requirements regarding the achievement of certain quality measures, and the Company’s ability to recognize revenue amounts associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•
the success of the Company’s health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis, payment of all amounts due under the Company’s Medicaid contract, the effect of the PROMESA law, the impact of Hurricane Maria and the Company’s efforts to better manage the health care costs of its Puerto Rico health plan;

•	the success and renewal of the Company’s duals demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	the accurate estimation of incurred but not reported or paid medical costs across the Company’s health plans;

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

•	efforts by states to recoup previously paid and recognized premium amounts;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, or potential investigations, and any fine, sanction, enrollment freeze, monitoring program, or premium recovery that may result therefrom;

•	changes with respect to the Company’s provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by the Company’s health plan subsidiaries;

•	changes in funding under the Company’s contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans, including the greater scale and revenues of the Company’s California, Ohio, Texas, and Washington health plans;

•
the availability of adequate financing on acceptable terms to fund and capitalize the Company’s expansion and growth, repay the Company’s outstanding indebtedness at maturity and meet its liquidity needs, including the interest expense and other costs associated with such financing;

•	the Company’s failure to comply with the financial or other covenants in its credit agreements or the indentures governing its outstanding notes;

•	the sufficiency of the Company’s funds on hand to pay the amounts due upon conversion or maturity of its outstanding notes;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, public catastrophes or terrorist attacks, and associated public alarm;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of April 30, 2018, and the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2018	2017
	(Dollar amounts in millions, except per-share amounts)
Revenue:
Premium revenue	$4,323	$4,648
Service revenue	134	131
Premium tax revenue	104	111
Health insurer fees reimbursed	61	—
Investment income and other revenue	24	14
Total revenue	4,646	4,904
Operating expenses:
Medical care costs	3,722	4,111
Cost of service revenue	120	122
General and administrative expenses	352	439
Premium tax expenses	104	111
Health insurer fees	75	—
Depreciation and amortization	26	39
Restructuring and separation costs	25	—
Total operating expenses	4,424	4,822
Operating income	222	82
Other expenses (income), net:
Interest expense	33	26
Other expense (income), net	10	(75)
Total other expenses (income), net	43	(49)
Income before income tax expense	179	131
Income tax expense	72	54
Net income	$107	$77

Net income per diluted share	$1.64	$1.37

Diluted weighted average shares outstanding	65.2	56.2

Operating Statistics:
Medical care ratio	86.1%	88.4%
G&A ratio	7.6%	8.9%
Premium tax ratio	2.3%	2.3%
Effective income tax expense rate	40.3%	41.6%
Net profit margin	2.3%	1.6%

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(In millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$3,729	$3,186
Investments	2,444	2,524
Restricted investments	77	169
Receivables	950	871
Prepaid expenses and other current assets	411	239
Derivative asset	585	522
Total current assets	8,196	7,511
Property, equipment, and capitalized software, net	318	342
Goodwill and intangible assets, net	250	255
Restricted investments	120	119
Deferred income taxes	114	103
Other assets	135	141
	$9,133	$8,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$2,023	$2,192
Amounts due government agencies	1,714	1,542
Accounts payable and accrued liabilities	713	366
Deferred revenue	404	282
Current portion of long-term debt	566	653
Derivative liability	585	522
Total current liabilities	6,005	5,557
Long-term debt	1,318	1,318
Lease financing obligations	198	198
Other long-term liabilities	59	61
Total liabilities	7,580	7,134
Stockholders’ equity:
Common stock, $0.001 par value, 150 shares authorized; outstanding: 62 shares at March 31, 2018 and 60 shares at December 31, 2017	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	1,153	1,044
Accumulated other comprehensive loss	(12)	(5)
Retained earnings	412	298
Total stockholders’ equity	1,553	1,337
	$9,133	$8,471

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2018	2017
	(In millions)
Operating activities:
Net income	$107	$77
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37	49
Deferred income taxes	(6)	(5)
Share-based compensation	6	6
Non-cash restructuring charges	17	—
Amortization of convertible senior notes and lease financing obligations	7	8
Loss on debt extinguishment	10	—
Other, net	2	3
Changes in operating assets and liabilities:
Receivables	(83)	(32)
Prepaid expenses and other current assets	(239)	(12)
Medical claims and benefits payable	(163)	(3)
Amounts due government agencies	172	373
Accounts payable and accrued liabilities	319	50
Deferred revenue	130	146
Income taxes	78	59
Net cash provided by operating activities	394	719
Investing activities:
Purchases of investments	(389)	(733)
Proceeds from sales and maturities of investments	543	433
Purchases of property, equipment, and capitalized software	(4)	(26)
Increase in restricted investments held-to-maturity	—	(5)
Other, net	(5)	(6)
Net cash provided by (used in) investing activities	145	(337)
Financing activities:
Cash paid for financing transaction fees	(5)	—
Proceeds from employee stock plans	—	1
Other, net	—	(2)
Net cash used in financing activities	(5)	(1)
Net increase in cash, cash equivalents, and restricted cash and cash equivalents	534	381
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	3,290	2,912
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$3,824	$3,293

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	March 31,	December 31,	March 31,
	2018	2017	2017
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF) and Children’s Health Insurance Program (CHIP)	2,435,000	2,457,000	2,548,000
Medicaid Expansion	662,000	668,000	684,000
Aged, Blind or Disabled (ABD)	411,000	412,000	401,000
Total Medicaid	3,508,000	3,537,000	3,633,000
Medicare-Medicaid Plan (MMP) - Integrated	56,000	57,000	55,000
Medicare Special Needs Plans	44,000	44,000	43,000
Total Medicare	100,000	101,000	98,000
Excluding Marketplace	3,608,000	3,638,000	3,731,000
Marketplace	453,000	815,000	1,035,000
	4,061,000	4,453,000	4,766,000

Ending Membership by Health Plan:
California	656,000	746,000	765,000
Florida	414,000	625,000	711,000
Idaho (1)	2,000	—	—
Illinois	151,000	165,000	194,000
Michigan	388,000	398,000	417,000
New Mexico	250,000	253,000	270,000
New York	32,000	32,000	34,000
Ohio	328,000	327,000	351,000
Puerto Rico	316,000	314,000	326,000
South Carolina	117,000	116,000	111,000
Texas	476,000	430,000	493,000
Utah	90,000	152,000	172,000
Washington	779,000	777,000	785,000
Wisconsin	62,000	118,000	137,000
	4,061,000	4,453,000	4,766,000
_________________________

(1)	Idaho operations commenced January 1, 2018.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2018
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.4	$1,373	$185.14	$1,272	$171.56	92.7%	$101
Medicaid Expansion	2.0	752	372.75	641	317.46	85.2	111
ABD	1.2	1,254	1,014.23	1,155	934.55	92.1	99
Total Medicaid	10.6	3,379	316.69	3,068	287.56	90.8	311
MMP	0.2	357	2,137.88	305	1,824.21	85.3	52
Medicare	0.1	157	1,188.97	131	994.81	83.7	26
Total Medicare	0.3	514	1,718.61	436	1,457.75	84.8	78
Non-Marketplace	10.9	3,893	354.94	3,504	319.48	90.0	389
Marketplace	1.4	430	312.87	218	158.40	50.6	212
	12.3	$4,323	$350.25	$3,722	$301.55	86.1%	$601

	Three Months Ended March 31, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.7	$1,402	$182.69	$1,304	$170.02	93.1%	$98
Medicaid Expansion	2.0	817	398.70	689	336.51	84.4	128
ABD	1.2	1,196	1,006.84	1,130	951.32	94.5	66
Total Medicaid	10.9	3,415	312.98	3,123	286.35	91.5	292
MMP	0.2	344	2,088.96	307	1,859.41	89.0	37
Medicare	0.1	138	1,068.20	117	902.67	84.5	21
Total Medicare	0.3	482	1,640.63	424	1,439.20	87.7	58
Non-Marketplace	11.2	3,897	347.84	3,547	316.62	91.0	350
Marketplace	2.9	751	262.16	564	196.72	75.0	187
	14.1	$4,648	$330.39	$4,111	$292.20	88.4%	$537
______________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—NON-MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$494	$272.61	$412	$227.31	83.4%	$82
Florida	1.0	382	351.58	345	317.41	90.3	37
Idaho (1)	—	4	960.33	4	977.00	101.8	—
Illinois	0.5	141	298.17	122	257.50	86.4	19
Michigan	1.1	376	336.64	331	296.19	88.0	45
New Mexico	0.7	319	466.17	310	453.30	97.2	9
New York	0.1	46	468.91	39	396.76	84.6	7
Ohio	0.9	551	576.60	460	481.26	83.5	91
Puerto Rico	1.0	186	193.13	174	181.39	93.9	12
South Carolina	0.3	122	348.08	104	297.52	85.5	18
Texas	0.7	562	809.90	519	747.53	92.3	43
Utah	0.3	92	339.71	77	284.61	83.8	15
Washington	2.3	584	256.66	574	252.41	98.3	10
Wisconsin	0.2	34	183.97	29	154.53	84.0	5
Other (2)	—	—	—	4	—	—	(4)
	10.9	$3,893	$354.94	$3,504	$319.48	90.0%	$389

	Three Months Ended March 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$572	$308.57	$484	$261.31	84.7%	$88
Florida	1.1	364	339.30	352	328.45	96.8	12
Idaho (1)	—	—	—	—	—	—	—
Illinois	0.6	161	276.58	180	310.08	112.1	(19)
Michigan	1.2	382	327.41	333	284.58	86.9	49
New Mexico	0.7	308	422.87	299	410.75	97.1	9
New York	0.1	46	441.19	42	409.63	92.8	4
Ohio	1.0	520	527.79	462	469.04	88.9	58
Puerto Rico	1.0	183	186.51	165	168.18	90.2	18
South Carolina	0.3	105	317.07	98	293.34	92.5	7
Texas	0.7	527	751.86	489	696.43	92.6	38
Utah	0.3	89	313.20	72	253.75	81.0	17
Washington	2.2	605	273.18	535	241.77	88.5	70
Wisconsin	0.2	33	165.40	27	135.91	82.2	6
Other (2)	—	2	—	9	—	—	(7)
	11.2	$3,897	$347.84	$3,547	$316.62	91.0%	$350
__________________

(1)	Idaho operations commenced January 1, 2018.

(2)	“Other” medical care costs include primarily medically related administrative costs at the parent company.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.2	$49	$253.93	$31	$162.64	64.0%	$18
Florida	0.2	45	271.12	(16)	(95.60)	(35.3)	61
Michigan	0.1	13	224.11	9	144.16	64.3	4
New Mexico	0.1	34	438.67	19	246.50	56.2	15
Ohio	0.1	26	403.44	17	262.87	65.2	9
Texas	0.7	229	308.74	146	196.89	63.8	83
Utah (1)	—	(3)	NM	(10)	NM	NM	7
Washington	—	39	526.36	30	405.40	77.0	9
Wisconsin (1)	—	(2)	NM	(8)	NM	NM	6
Other	—	—	—	—	—	—	—
	1.4	$430	$312.87	$218	$158.40	50.6%	$212

	Three Months Ended March 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.4	$72	$184.34	$26	$65.53	35.5%	$46
Florida	1.0	292	292.80	206	205.91	70.3	86
Michigan	0.1	11	149.23	6	95.92	64.3	5
New Mexico	0.1	22	265.06	19	232.50	87.7	3
Ohio	0.1	21	334.26	17	273.72	81.9	4
Texas	0.7	157	222.40	113	161.02	72.4	44
Utah	0.2	45	202.48	51	228.20	112.7	(6)
Washington	0.1	37	302.51	46	365.94	121.0	(9)
Wisconsin	0.2	94	453.39	81	389.80	86.0	13
Other	—	—	—	(1)	—	—	1
	2.9	$751	$262.16	$564	$196.72	75.0%	$187
__________________

(1)	We terminated Marketplace operations at our Utah and Wisconsin health plans effective January 1, 2018, so the ratios for 2018 periods are not meaningful for those health plans.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—TOTAL
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	2.0	$543	$270.80	$443	$221.03	81.6%	$100
Florida	1.2	427	340.91	329	262.65	77.0	98
Idaho	—	4	960.33	4	977.00	101.8	—
Illinois	0.5	141	298.17	122	257.50	86.4	19
Michigan	1.2	389	331.08	340	288.68	87.2	49
New Mexico	0.8	353	463.33	329	431.94	93.2	24
New York	0.1	46	468.91	39	396.76	84.6	7
Ohio	1.0	577	565.62	477	467.41	82.6	100
Puerto Rico	1.0	186	193.13	174	181.39	93.9	12
South Carolina	0.3	122	348.08	104	297.52	85.5	18
Texas	1.4	791	551.28	665	463.37	84.1	126
Utah	0.3	89	328.83	67	246.78	75.0	22
Washington	2.3	623	265.20	604	257.25	97.0	19
Wisconsin	0.2	32	172.09	21	110.91	64.4	11
Other	—	—	—	4	—	—	(4)
	12.3	$4,323	$350.25	$3,722	$301.55	86.1%	$601

	Three Months Ended March 31, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	2.2	$644	$286.92	$510	$227.19	79.2%	$134
Florida	2.1	656	316.86	558	269.33	85.0	98
Idaho	—	—	—	—	—	—	—
Illinois	0.6	161	276.58	180	310.08	112.1	(19)
Michigan	1.3	393	316.80	339	273.36	86.3	54
New Mexico	0.8	330	406.90	318	392.72	96.5	12
New York	0.1	46	441.19	42	409.63	92.8	4
Ohio	1.1	541	516.00	479	457.14	88.6	62
Puerto Rico	1.0	183	186.51	165	168.18	90.2	18
South Carolina	0.3	105	317.07	98	293.34	92.5	7
Texas	1.4	684	486.96	602	428.55	88.0	82
Utah	0.5	134	264.73	123	242.57	91.6	11
Washington	2.3	642	274.74	581	248.40	90.4	61
Wisconsin	0.4	127	311.30	108	264.53	85.0	19
Other	—	2	—	8	—	—	(6)
	14.1	$4,648	$330.39	$4,111	$292.20	88.4%	$537

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended March 31,
	2018			2017
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,745	$222.38	73.8%	$3,086	$219.32	75.1%
Pharmacy	583	47.25	15.6	616	43.76	15.0
Capitation	312	25.28	8.4	324	23.06	7.9
Other	82	6.64	2.2	85	6.06	2.0
	$3,722	$301.55	100.0%	$4,111	$292.20	100.0%
The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	March 31,	December 31,
	2018	2017
Fee-for-service claims incurred but not paid (IBNP)	$1,586	$1,717
Pharmacy payable	127	112
Capitation payable	62	67
Other (1)	248	296
	$2,023	$2,192
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of income. As of March 31, 2018 and December 31, 2017, we had recorded non-risk provider payables of approximately $146 million and $122 million, respectively.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period was (more) less than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Three Months Ended March 31,		Year Ended December 31, 2017
	2018	2017
Medical claims and benefits payable, beginning balance	$2,192	$1,929	$1,929
Components of medical care costs related to:
Current period	3,963	4,253	17,037
Prior period	(241)	(142)	36
Total medical care costs	3,722	4,111	17,073

Change in non-risk provider payables	45	(96)	(106)
Payments for medical care costs related to:
Current period	2,498	2,683	15,130
Prior period	1,438	1,335	1,574
Total paid	3,936	4,018	16,704
Medical claims and benefits payable, ending balance	$2,023	$1,926	$2,192

Benefit from prior period as a percentage of:
Balance at beginning of period	11.0%	7.4%	(1.9)%
Premium revenue, trailing twelve months	1.3%	0.8%	(0.2)%
Medical care costs, trailing twelve months	1.4%	0.9%	(0.2)%

Days in claims payable, fee for service (1)	53	45	54
______________________

(1)
Claims payable includes primarily IBNP. Additionally, it includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $22 million, $119 million and $99 million, as of March 31, 2018, 2017 and December 31, 2017, respectively.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

We use non-generally accepted accounting principles, or non-GAAP, financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables (in millions, except per diluted share amounts).

	Three Months Ended March 31,
	2018	2017

Net income	$107	$77
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	34	46
Interest expense	33	26
Income tax expense	72	54
EBITDA	$246	$203

	Three Months Ended March 31,
	2018		2017

	Amount	Per Diluted share	Amount	Per Diluted share
Net income	$107	$1.64	$77	$1.37
Adjustment:
Amortization of intangible assets	5	0.08	9	0.16
Income tax effect (1)	(1)	(0.01)	(3)	(0.06)
Amortization of intangible assets, net of tax effect	4	0.07	6	0.10
Adjusted net income	$111	$1.71	$83	$1.47
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22% and 37% for the first quarters of 2018 and 2017, respectively.

The following are descriptions of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:
Earnings before interest, taxes, depreciation and amortization (EBITDA): Net income (GAAP) less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax expense. We believe that EBITDA is helpful in assessing our ability to meet the cash demands of our operating units.
Adjusted net income: Net income (GAAP) less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate. We believe that adjusted net income is helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

-MORE-

MOH Reports First Quarter 2018 Results

April 30, 2018

MOLINA HEALTHCARE, INC.
2018 REVISED GUIDANCE

Reconciliation of Non-GAAP Financial Measures
(in millions, except per-share amounts)

	Low End	High End
Net income	$272	$306
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	148	148
Interest expense	125	125
Income tax expense	179	189
EBITDA	$724	$768

	Low End		High End
	Amount	Per share (2)	Amount	Per share (2)
Net income	$272	$4.00	$306	$4.50
Adjustments:
Amortization of intangible assets	21	0.31	21	0.31
Income tax effect (1)	(5)	(0.07)	(5)	(0.07)
Amortization of intangible assets, net of tax effect	16	0.24	16	0.24
Adjusted net income	$288	$4.24	$322	$4.74
________________________

(1)	Income tax effect calculated at the statutory tax rate of 22%.

(2)	Computation assumes 68.0 million diluted weighted average shares outstanding.

-END-